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        EXHIBIT 11.1 STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                    Three Months Ended March 31,
                                                          1995      1996
                                                     ---------------------------
PRIMARY
Computation of ordinary and ordinary equivalent shares
outstanding:
Weighted average shares outstanding                       5,745     8,540
Dilutive equivalent shares issuable upon exercise of
 options                                                    840     1,011
Equivalent shares attributable to redeemable
 convertible preferred shares                             1,065       --
Incremental shares per applicable Staff Accounting
 Bulletins                                                   37        37
                                                          -----     -----
Total weighted average ordinary and ordinary
 equivalent shares outstanding                            7,687     9,588
                                                          =====     =====
Net income                                                  595     1,888
                                                          =====     =====
Net income per share                                      $0.08     $0.20
                                                          =====     =====
FULLY-DILUTED
Computation of ordinary and ordinary equivalent shares
outstanding:
Weighted average shares outstanding                       5,745     8,540
Dilutive equivalent shares issuable upon exercise of
 options                                                    840     1,105
Equivalent shares attributable to redeemable
 convertible preferred shares                             1,065       --
Incremental shares per applicable Staff Accounting
 Bulletins                                                   37        37
                                                          -----     -----
Total weighted average ordinary and ordinary
 equivalent shares outstanding                            7,687     9,682
                                                          =====     =====
Net income                                                  595     1,888
                                                            ===     =====
Net income per share                                      $0.08     $0.20
                                                          =====     =====

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